Exhibit 99.1

PARK HOTELS & RESORTS INC. ANNOUNCES TERM LOAN AGREEMENT FOR PROPOSED CHESAPEAKE ACQUISITION

Tysons, Va.—(BUSINESS WIRE)—September 4, 2019—Park Hotels & Resorts Inc. (“Park” or “the Company”) (NYSE:PK) today announced that it entered into a $950 million unsecured delayed draw term loan agreement (“Term Facility”) in order to help finance its previously announced proposed acquisition (“Acquisition”) of Chesapeake Lodging Trust (“Chesapeake”). The Term Facility consists of a $100 million two-year tranche (“Two-Year Tranche”) and an $850 million five-year tranche (“Five-Year Tranche”). Terms of the Term Facility are materially consistent with the Company’s outstanding corporate revolver and term loan facility.

The funding of the Term Facility is contingent upon the satisfaction of customary closing conditions related to the Acquisition. Park currently anticipates that only the $850 million Five-Year Tranche will be drawn under the Term Facility on the date of the consummation of the Acquisition. In such case, the Two-Year Tranche would be cancelled. The Term Facility was led by Bank of America, N.A., who will serve as Administrative Agent.

“I am extremely pleased with the progress we’ve made toward the completion of the proposed Chesapeake Acquisition, and entering into the Term Facility is another critical step forward in this process. We appreciate the continued support from our lending partners as we continue to grow and diversify our platform,” commented Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer of Park. “Assuming a favorable result from Chesapeake’s shareholder vote during the September 10th meeting, we remain on track to close the Acquisition by mid-to-late September.”

About Park Hotels & Resorts

Park Hotels & Resorts Inc. (NYSE: PK) is the second largest publicly traded lodging real estate investment trust with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 48 premium-branded hotels and resorts with over 29,000 rooms located primarily in prime U.S. markets with high barriers to entry. For additional information, please visit Park’s website at www.pkhotelsandresorts.com.

Additional Information about the Proposed Transaction and Where to Find It

This communication relates to the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of May 5, 2019, by and among Park, Chesapeake and the other entities party thereto. In connection with the proposed transaction, Park has filed with the SEC and attained effectiveness of a registration statement on Form S-4 that includes a proxy statement of Chesapeake and a prospectus of Park. Park and Chesapeake also plan to file other relevant documents with the SEC regarding the proposed transaction. A definitive proxy statement/prospectus has been sent to Chesapeake’s shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the definitive proxy statement/prospectus and other relevant documents filed by Park and Chesapeake with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Park with the SEC are available free of charge on Park’s website at http://www.pkhotelsandresorts.com or by contacting Park’s Investor

Relations at (571) 302-5591. Copies of the documents filed by Chesapeake with the SEC are available free of charge on Chesapeake’s website at http://www.chesapeakelodgingtrust.com or by contacting Chesapeake’s Investor Relations at (571) 349-9452.

Chesapeake and its trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about trustees and executive officers of Chesapeake is available in the definitive proxy statement for its 2019 Annual Meeting, which was filed with the SEC on April 30, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is included in the definitive proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction. Investors may obtain free copies of these documents from Park or Chesapeake using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the potential transaction between Park and Chesapeake, including statements regarding the expected timetable for completing the pending merger. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” “aim,” “target,” “predict,” “project,” “seek,” “would,” “could,” “continue,” “possible,” “potential” and similar expressions. All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the ability to obtain the requisite approval of Chesapeake’s shareholders; uncertainties as to the timing to consummate the potential merger and sales of the New York hotels; the risk that a condition to closing the potential merger or sales of the New York hotels may not be satisfied; and the effects of industry, market, economic, political or regulatory conditions outside of Park’s or Chesapeake’s control. Other factors are described in Park’s and Chesapeake’s respective filings with the SEC, including Park’s and Chesapeake’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Park assumes no obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

For more information, contact:

Ian Weissman

Senior Vice President, Corporate Strategy

571-302-5591

iweissman@pkhotelsandresorts.com

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www.pkhotelsandresorts.com